EXHIBIT 23.1

                        CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-00000) pertaining to the AutoZone, Inc. Director Compensation Plan of our reports dated September 19, 1997, with respect to the consolidated financial statements of AutoZone, Inc. incorporated by reference in its Annual Report (Form 10-K) for the year ended August 30, 1997 and the related financial statement schedules included therein, filed with the Securities and Exchange Commission.




                                          /s/ ERNST & YOUNG LLP


Memphis, Tennessee
March 26, 1998